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                                                                    Exhibit 23.2

                                Amendment No. 1

                       Consent of Independent Accountants

     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-65015) of our report dated September 22, 1998, except for the information in Note 21 for which the date is February 8, 1999 on our audits of the consolidated financial statements of Blue Rhino Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data".



                                         PricewaterhouseCoopers LLP
                                         Greensboro, North Carolina
                                         July 16, 1999